Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
davispolk.com

EXHIBIT 5.1 and 23.2
OPINION OF DAVIS POLK & WARDWELL LLP
February 19, 2025
ACV Auctions Inc.
640 Ellicott Street, #321
Buffalo, New York 14203

Ladies and Gentlemen:
We have acted as special counsel to ACV Auctions Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of (i) 8,401,092 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, that were added to the shares of common stock authorized for issuance pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) 1,680,218 Shares of the Company’s common stock that were added to the shares of common stock authorized for issuance pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “ESPP,” and together with the 2021 Plan, the “Plans”). We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued pursuant to the Plans upon receipt by the Company of the consideration for the Shares specified therein, will be validly issued, fully paid and non-assessable.
We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
Davis Polk & Wardwell LLP